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Exhibit 23.11

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 9, 2009, except for Note 14, as to which the date is December 8, 2010, with respect to the consolidated financial statements of Integral Systems, Inc. and subsidiaries included in Integral's Annual Report (Form 10-K) for the year ended September 24, 2010, incorporated by reference in the Proxy Statement that is made a part of the Registration Statement on Form S-4 and related Prospectus of Kratos Defense & Security Solutions, Inc. for the registration of 11,861,487 shares of its common stock.

/s/ ERNST & YOUNG LLP
McLean, Virginia
June 6, 2011

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  Exhibit 23.11
Consent of Independent Registered Public Accounting Firm